SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. __)

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

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(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.

STILWELL VALUE LLC

JOSEPH STILWELL

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

THE STILWELL GROUP

26 Broadway, 23rd Floor

New York, NY 10004

Phone: (212) 269-5800

Facsimile: (212) 269-2675

Email: stilwellgroup@aol.com

February 1, 2008

Dear Fellow SKP Shareholder,

An investment partnership I manage is SKP’s largest shareholder. Additionally, I was a member of the board of directors until October 16, 2007. I resigned from the board to oppose the sale of our Company to The Doctors Company because I believe the proposed $28 per share offer for SKP does not adequately represent the true value of the Company’s assets. I am soliciting your proxies to vote against the $28 offer.

At least three other bidders offered all or part stock consideration. Also, at the time the board considered the proposed merger, the then current stock price of one bidder times its proposed fixed exchange ratio was greater than $28.00 per share.  That offer, which was for all stock, would have been treated as a tax-free reorganization under the U.S. federal income tax laws. Of course, the ultimate per share value of a fixed exchange ratio deal might fluctuate based on the stock price of the acquirer. Nevertheless, I believe the potential upside of entering into that particular fixed exchange ratio transaction is compelling. I am a director of that bidder, American Physicians Capital Inc. (“ACAP”), and, together with affiliated funds, beneficially own approximately 10% of that bidder's outstanding Common Stock.

Please review our proxy statement and, most importantly, please sign the enclosed gold proxy card and return it in the enclosed postage-paid return envelope, or vote via the internet or telephone. When you receive proxy cards from the Company, my advice is to discard them. If you've already returned the Company's card, you can still change your vote and vote against the merger agreement with The Doctors Company by returning the GOLD card to us or voting via the internet or telephone.

Thank you for your time and support.

Sincerely,
/s/ Joseph Stilwell Joseph Stilwell

SCPIE HOLDINGS INC.

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SPECIAL MEETING OF STOCKHOLDERS

MARCH 26, 2008

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PROXY STATEMENT OF THE STILWELL GROUP

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IN OPPOSITION TO

THE MANAGEMENT OF SCPIE HOLDINGS INC.

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WHY YOU WERE SENT THIS PROXY STATEMENT

This Proxy Statement and accompanying GOLD proxy card are being furnished to holders (the "Shareholders") of the common stock, par value $.0001 per share (the "Common Stock"), of SCPIE Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies (the "Proxy Solicitation") by The Stilwell Group ("the Group", "we" or "us") at the Company's Special Meeting to be held on March 26, 2008, at 10:00 a.m. Pacific Time, at the Company's principal executive offices located at 1888 Century Park East, Los Angeles, CA 90067 (the "Special Meeting"). Shareholders who own the Common Stock on February 4, 2008 ("Special Meeting Record Date"), will be entitled to vote at the Special Meeting. As of January 22, 2008, there were 9,583,165 shares of Common Stock outstanding. An additional 500,000 shares of Common Stock have been issued to a subsidiary of the Company and will be neither voted nor counted for purposes of a quorum.

The Group, members of which own, as of the date of this Proxy Statement, an aggregate of 950,100 shares of Common Stock, is one of the Company's largest shareholders. We are soliciting the votes of other Shareholders AGAINST the merger agreement with The Doctors Company.

The Group consists of Stilwell Value Partners III, L.P., a Delaware limited partnership ("Stilwell Value Partners III"); Stilwell Value LLC, a Delaware limited liability company which is the general partner of Stilwell Value Partners III ("Stilwell Value LLC"); and Joseph Stilwell, individually and as the managing and sole member of Stilwell Value LLC. Additional information concerning the Group is set forth under the heading "Certain Information Regarding the Participants" and in Appendix A. This Proxy Statement and GOLD proxy card are being first mailed or furnished to Shareholders on or about February 4, 2008.

WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE COMPANY. REMEMBER, YOUR LAST DATED PROXY IS THE ONLY ONE THAT COUNTS, SO RETURN THE GOLD PROXY CARD OR VOTE VIA THE INTERNET OR BY TELEPHONE AS EXPLAINED IN OUR PROXY INSTRUCTION CARD EVEN IF YOU PREVIOUSLY DELIVERED A PROXY TO THE COMPANY.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only that brokerage firm, bank or nominee can vote your shares and then only upon receipt of your specific instructions. Accordingly, please return the GOLD proxy card in the envelope provided or contact the person responsible for your

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account and give instructions for your shares to be voted AGAINST the merger agreement with The Doctors Company.

Holders of record of shares of the Common Stock on the Special Meeting Record Date are urged to vote even if your shares have been sold after that date.

If you have any questions or need assistance in voting your shares, please call:

Morrow & Co., LLC, 800-662-5200 (toll free)

We urge you to vote AGAINST the merger agreement with The Doctors Company, which is Proposal 1 on the enclosed GOLD proxy card.

WHY WE OPPOSE THE PROPOSED MERGER

The Company's board of directors is soliciting votes in favor of a proposal to adopt the Agreement and Plan of Merger, dated as of October 15, 2007, by and among The Doctors Company, a California-domiciled reciprocal inter-insurance exchange, Scalpel Acquisition Corp., a wholly-owned subsidiary of The Doctors Company, and the Company (the "merger agreement").

In December 2006, the Company and the Group reached a settlement agreement pursuant to which Joseph Stilwell was appointed to the Company's board. Mr. Stilwell served as a director of the Company until his resignation on October 16, 2007, immediately after the board had approved the proposed merger transaction with The Doctors Company. Mr. Stilwell resigned because he believes the offer for the Company by The Doctors Company was an inferior offer. At least three other bidders offered all or part stock consideration. Also, at the time the board considered the proposed merger, the then current stock price of one bidder times its proposed fixed exchange ratio was greater than $28.00 per share.  That offer, which was for all stock, would have been treated as a tax-free reorganization under the U.S. federal income tax laws. Of course, the ultimate per share value of a fixed exchange ratio deal might fluctuate based on the stock price of the acquirer. Nevertheless, Mr. Stilwell believes the potential upside of entering into that particular fixed exchange ratio transaction is compelling. Mr. Stilwell is a director of that bidder and, together with affiliated funds, beneficially owns approximately 10% of that bidder's outstanding Common Stock.

Adoption of the merger agreement requires the affirmative vote of shareholders holding a majority of the shares of Common Stock outstanding at the close of business on the Special Meeting Record Date and entitled to vote on the proposal. You may vote FOR, AGAINST or ABSTAIN.

Abstentions will count for the purpose of determining whether a quorum is present, but will have the same effect as a vote against the proposal to adopt the merger agreement. In addition, if your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares in the absence of specific instructions. These non-voted shares, or "broker non-votes," will be counted for purposes of determining a quorum, but will have the same effect as a vote against the proposal to adopt the merger agreement.

We urge you to vote AGAINST the proposed merger agreement.

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CERTAIN INFORMATION REGARDING

THE PROPOSED MERGER

If the merger transaction with The Doctors Company is completed, holders of Common Stock will be entitled to receive $28 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Common Stock they then hold, unless they choose to assert dissenter's rights as discussed below. The Company will become a wholly-owned subsidiary of The Doctors Company and will cease to be an independent, publicly-traded company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, dated October 15, 2007, by and among The Doctors Company, Scalpel Acquisition Corp. and SCPIE Holdings, Inc., which is attached as Appendix A to the definitive proxy statement of the Company filed with the Securities and Exchange Commission on January 30, 2008.

DISSENTERS' APPRAISAL RIGHTS

If the merger transaction with The Doctors Company is completed, holders of shares of Common Stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares in accordance with the statutory procedures specified in Section 262 of the General Corporation Law of the State of Delaware, attached as Appendix C to this Proxy Statement, will be entitled to appraisal rights.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Except as described herein, no Group member is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies). Stilwell Value LLC, as general partner of Stilwell Value Partners III, is entitled to an allocation of profits and income.

On December 14, 2006, the Company and members of the Group entered into a settlement agreement whereby, among other things, the Company agreed to appoint Mr. Stilwell as a director of the Company. The Company also agreed to nominate Mr. Stilwell at the 2007 annual meeting of stockholders for election to a three-year term on its board. In exchange, the Group agreed, among other things, to support the Company's slate of directors at the Company's annual stockholders meeting held in 2007, as well as those in 2008 and 2009 unless the settlement agreement was terminated on or after January 1, 2008. Mr. Stilwell was also appointed to the Company's Strategic Planning Committee effective January 15, 2007. Under the terms of the settlement agreement, the Group was required to maintain its holdings of shares of Common Stock below 9.9% of the shares outstanding. For so long as the settlement agreement was in effect, no member of the Group, or any of their affiliates, was permitted to take various actions, including to solicit proxies to elect directors or approve shareholder proposals, to make any public statement critical of the Company or its directors or management, to initiate any litigation against the Company or any of its directors or officers except to enforce the terms of the settlement

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agreement or the duties of the Company's directors, or to seek to control or influence the Shareholders, management, directors or policies of the Company other than through non-public communications with the Company's directors. In his October 16, 2007, letter resigning as a director of the Company, Mr. Stilwell stated that the settlement agreement had been breached by the Company's actions excluding him from the strategic planning process.

Except as described herein, there are no material proceedings to which any Group member, or any associate of any Group member, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Group member or any associate of any Group member has any interest in the matters to be voted upon at the Special Meeting, other than an interest, if any, as a Shareholder of the Company.

Except as described herein, no Group member or any associate of any Group member (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company; (4) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (5) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No Group member or any associate of any Group member, during the past 10 years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Additional information concerning the Group, including, but not limited to, beneficial ownership of and transactions in the Common Stock, is set forth in Appendices A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

OTHER MATTERS

In addition to the proposal to adopt the merger agreement with The Doctors Company, the Company is asking Shareholders to vote on a proposal to authorize the holder of any proxy solicited by the Company's board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement. The adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Special Meeting. Abstention and broker non-votes will have the same effect as a vote against the adjournment proposal. We urge you to vote AGAINST Proposal 2.

Except as set forth in this Proxy Statement, the Group is not aware of any other matter to be considered at the Special Meeting. The persons named as proxies on the enclosed GOLD proxy card

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will, however, have discretionary voting authority as such proxies regarding any other business that may properly come before the Special Meeting. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

2008 ANNUAL MEETING OF STOCKHOLDERS

The following description of the requirements for submitting stockholder proposals at the Company's 2008 Annual Meeting of Stockholders, if any, was taken from the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 30, 2008, relating to the proposed merger:

"If the merger is completed, we will not hold a 2008 annual meeting of stockholders. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2008 annual meeting of stockholders. If the merger is not completed and SCPIE holds a 2008 annual meeting of stockholders, SCPIE's management will have discretionary authority to vote on any matter of which SCPIE does not receive notice pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, with respect to proxies submitted to such 2008 annual meeting of stockholders. Pursuant to Rule 14a-8(e) of the Exchange Act, to be included in the board of director's solicitation of proxies relating to such 2008 annual meeting, a stockholder proposal must have been received by the Corporate Secretary of SCPIE at 1888 Century Park East, Los Angeles, California 90067, pursuant to Rule 14a-(c)(1) promulgated under the Exchange Act."

On January 7, 2008, the Group notified the Company that the Group intends to nominate three individuals, including Joseph Stilwell, for election to the Company's board of directors at its 2008 annual meeting of stockholders in the event that the proposed merger is not completed.

SOLICITATION; EXPENSES

Proxies may be solicited by the Group by mail, advertisement, telephone, facsimile, and personal solicitation. Phone calls will be made to individual Shareholders by Joseph Stilwell and certain of his administrative personnel and employees of Morrow & Co., LLC. Mr. Stilwell will be principally responsible for soliciting proxies for the Group and certain of his administrative personnel will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Group's solicitation material to their customers for whom they hold shares and the Group will reimburse them for their reasonable out-of-pocket expenses. The Group has retained Morrow & Co., LLC to assist in the solicitation of proxies and for related services. The Group will pay Morrow & Co., LLC a fee of up to $30,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Group has agreed to indemnify Morrow & Co., LLC against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. It is the position of the Securities and Exchange Commission that such indemnification may be against public policy. Approximately 25 persons will be used by Morrow & Co., LLC, in its solicitation efforts.

Although no precise estimate can be made at the present time, the Group currently estimates that the total expenditures relating to the Proxy Solicitation to be incurred by the Group will be approximately

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$150,000 of which approximately $20,000 has been incurred to date. The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Group.

VOTING AND REVOCATION OF PROXIES

For proxies solicited hereby to be voted, the enclosed GOLD proxy card must be signed, dated, and returned to the Group, c/o Ellen Philip Associates, in the enclosed envelope in time to be voted at the Special Meeting. Or you may vote via the internet or by telephone at any time before 10:00 a.m. Eastern Time on March 26, 2008. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GOLD proxy card, or voting via the internet or telephone. ONLY YOUR LATEST DATED PROXY CARD OR VOTE VIA INTERNET OR TELEPHONE WILL COUNT AT THE SPECIAL MEETING.

Execution of a GOLD proxy card or an internet or telephone vote will not affect your right to attend the Special Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Group; or (iii) attending and voting at the Special Meeting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation.

Although a revocation will be effective only if delivered to the Company, the Group requests that either the original or a copy of all revocations be mailed to The Stilwell Group c/o Ellen Philip Associates, Attention Proxy Desk, PO Box 1997, New York NY 10117-0024, so that the Group will be aware of all revocations and can more accurately determine if and when the requisite proxies to defeat the proposed merger have been received. The Group may contact shareholders who have revoked their GOLD proxies.

Shares of the Common Stock represented by a valid, unrevoked GOLD proxy card will be voted as specified. You may vote by marking the proper box on the GOLD proxy card or voting via the internet or telephone. Shares represented by a GOLD proxy card where no specification has been made will be voted AGAINST the adoption of the merger agreement (Proposal 1), and AGAINST adjournment of the Special Meeting (Proposal 2).

If your shares are held in the name of a brokerage firm, bank or nominee, only such brokerage firm, bank or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GOLD proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GOLD proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank or nominee on the Special Meeting Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

Only holders of record of the Common Stock on the Special Meeting Record Date will be entitled to vote at the Special Meeting. If you are a Shareholder of record on the Special Meeting

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Record Date, you will retain the voting rights in connection with the Special Meeting even if you sell such shares after the Special Meeting Record Date. Accordingly, it is important that you vote the shares of the Common Stock held by you on the Special Meeting Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after such date.

THE GROUP STRONGLY RECOMMENDS A VOTE AGAINST THE MERGER AGREEMENT WITH THE DOCTORS COMPANY.

I M P O R T A N T !!!

If your shares are held in "Street Name" only your bank or broker can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GOLD proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GOLD proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted.

If you have any questions, or need further assistance, please call Joseph Stilwell at 212-269-5800, or our proxy solicitor: Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, at 800-662-5200 (toll free).

February 1, 2008

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APPENDIX A

THE STILWELL GROUP

The participants who comprise the Group own in the aggregate 950,100 shares of the Common Stock, representing approximately 9.91% of the shares outstanding, and are as follows:

Stilwell Value Partners III, L.P. ("Stilwell Value Partners III"), is a Delaware limited partnership organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, NY 10004. Stilwell Value LLC is the general partner of Stilwell Value Partners III, and Joseph Stilwell has sole discretion and voting authority with respect to its investments in securities.

Stilwell Value LLC is a Delaware limited liability company organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, NY 10004. Joseph Stilwell is the managing and sole member of Stilwell Value LLC, and he has sole discretion and voting authority with respect to its investments in securities.

Joseph Stilwell is an investment manager and is the sole managing member of Stilwell Value LLC, the general partner of Stilwell Value Partners III. His business offices are located at 26 Broadway, New York, NY 10004.

The following table sets forth information regarding holdings of the Common Stock by members of the Group (who together constitute a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934):

Participant and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Stilwell Value Partners III, L.P. 26 Broadway New York, NY 10004	950,100	9.91%	None
Stilwell Value LLC 26 Broadway New York, NY 10004	950,100	9.91%	None
Joseph Stilwell 26 Broadway New York, NY 10004	950,100	9.91%	None

No member of the Group owns any shares of the Common Stock of record but not beneficially.

A-1

APPENDIX B

TRANSACTIONS IN THE COMMON STOCK

The following transactions are the only transactions during the past two years with regard to any Group member:

Stilwell Value Partners III, L.P.

Purchases

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
02/16/06	1,400.00	22.50	31,500.00
02/17/06	400.00	22.37	8,948.00
02/21/06	1,400.00	22.54	31,556.00
02/22/06	1,000.00	22.98	22,980.00
02/23/06	100.00	22.95	2,295.00
02/24/06	5,200.00	22.99	119,548.00
02/27/06	2,100.00	22.88	48,048.00
02/28/06	2,100.00	22.62	47,502.00
03/01/06	5,400.00	22.04	119,016.00
05/11/06	500.00	23.00	11,500.00
05/12/06	4,100.00	22.88	93,808.00
05/15/06	9,300.00	22.01	204,693.00
05/16/06	35,200.00	20.63	726,028.16
05/17/06	12,300.00	20.68	254,364.00
05/18/06	9,800.00	22.50	220,538.22
06/09/06	500.00	23.00	11,500.00
06/21/06	6,800.00	22.93	155,904.00
06/22/06	3,400.00	22.93	77,961.00
06/23/06	2,300.00	22.96	52,810.00
07/05/06	3,800.00	22.88	86,957.00
07/06/06	300.00	22.96	6,889.00
07/07/06	2,100.00	23.65	49,662.00
07/10/06	4,500.00	23.49	105,714.00
07/11/06	3,200.00	22.88	73,228.00
07/12/06	1,900.00	22.95	43,599.00
07/14/06	2,500.00	22.41	56,013.00
07/17/06	2,400.00	22.54	54,106.00
07/18/06	2,900.00	22.91	66,427.00
07/19/06	3,000.00	23.00	68,992.00
07/20/06	1,600.00	22.88	36,609.00
07/21/06	2,700.00	22.76	61,457.00
07/24/06	1,800.00	23.04	41,477.00
07/25/06	3,700.00	23.11	85,525.00
07/26/06	2,800.00	23.03	64,481.00

B-1

07/27/06	2,100.00	22.79	47,851.00
07/28/06	4,100.00	23.16	94,955.00
07/31/06	2,300.00	22.97	52,840.00
08/01/06	1,700.00	22.69	38,578.00
08/11/06	1,300.00	22.33	29,029.00
08/14/06	2,300.00	23.01	52,923.92
08/15/06	4,400.00	23.22	102,153.04
08/16/06	2,300.00	23.40	53,822.07
08/17/06	1,900.00	23.41	44,479.00
08/18/06	1,200.00	23.77	28,521.96
08/21/06	1,900.00	23.87	45,344.07
08/22/06	3,300.00	23.78	78,460.14
08/24/06	2,400.00	23.00	55,189.22
08/25/06	900.00	23.05	20,748.96
08/28/06	800.00	23.08	18,465.04
08/29/06	7,500.00	23.16	173,667.00
08/30/06	3,300.00	23.82	78,621.84
08/31/06	2,600.00	23.91	62,164.96
09/01/06	1,500.00	24.05	36,078.00
09/05/06	1,100.00	23.90	26,288.02
09/06/06	2,000.00	23.45	46,891.00
09/07/06	2,100.00	23.30	48,932.10
09/08/06	400.00	23.45	9,378.00
09/11/06	1,100.00	23.12	25,432.00
09/12/06	2,100.00	23.87	50,127.00
09/14/06	300.00	24.22	7,266.00
09/15/06	5,100.00	24.76	126,276.00
09/18/06	1,000.00	24.38	24,380.00
09/19/06	2,900.00	24.38	70,702.00
09/20/06	1,800.00	25.40	45,727.02
09/25/06	1,400.00	23.61	33,054.00
10/02/06	1,800.00	22.99	41,382.00
12/15/06	3,900.00	25.96	101,244.00
12/18/06	5,500.00	26.00	143,000.00
12/19/06	1,800.00	25.95	46,710.00
11/02/07	35,000.00	27.7492	971,222.00
11/02/07	25,000.00	27.9747	699,367.50
11/07/07	25,000.00	27.50	687,500.00
12/5/07	6,500.00	27.20	176,800.00

B-2

Sales

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
06/13/06	2,500.00	22.07	55,173.00

The total number of shares of the Common Stock held by the Group is 950,100, approximately 9.91% of the Company's total shares outstanding.

B-3

APPENDIX C

DGCL SECTION 262

§ 262. Appraisal Rights

(a)       Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)       Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)       Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)       Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.         Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.         Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system

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by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.         Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.         Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)       In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)       Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)       If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)       If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in

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such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)       Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)        Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register

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in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)       At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)       After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)        The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)        The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)       From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled

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to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)        The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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P R O X Y

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE BOARD OF DIRECTORS OF SCPIE HOLDINGS INC.

SCPIE HOLDINGS INC.

SPECIAL MEETING OF SHAREHOLDERS

March 26, 2008

VOTING CONTROL NUMBER

Your vote is important. Casting your vote in one of the three following ways votes all shares of Common Stock of SCPIE Holdings Inc. that you are entitled to vote. Internet and telephone voting facilities are available 24 hours a day, seven days a week. Please consider the issues discussed in the proxy statement and cast your vote:

▪	VIA INTERNET – Have the above control number handy when you go to: https://www.proxyvotenow.com/skp. Follow the instructions. You will have the option of receiving an e-mail confirmation.

▪	BY TELEPHONE – Dial toll-free from the U.S. or Canada: 1-888-216-1297. Have the control number handy and follow the instructions.

▪

BY MAIL – Unless you have voted via the Internet or by telephone, complete, sign and date the GOLD proxy card below and mail it promptly in the enclosed postage-paid envelope to Ellen Philip Associates, PO Box 1997, New York, NY 10117-0024.

Your Internet or telephone vote must be received no later than 10:00 a.m.,

Eastern time, on March 26, 2008.

Detach Here

PROXY SOLICITED BY THE STILWELL GROUP IN OPPOSITION

TO THE BOARD OF DIRECTORS OF SCPIE HOLDINGS INC.

GOLD PROXY CARD	GOLD PROXY CARD

SCPIE HOLDINGS INC.

SPECIAL MEETING OF SHAREHOLDERS

March 26, 2008

The undersigned hereby appoints Joseph Stilwell and Spencer Schneider, or either of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the Special Meeting of SCPIE Holdings Inc. (the "Company"), to be held on March 26, 2008, at 10:00 a.m. Pacific Time, and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the matters shown on the reverse side:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted "AGAINST" Proposal 1 relating to the merger agreement with The Doctors Company and “AGAINST” Proposal 2 relating to adjournment of the Special Meeting. This proxy revokes all prior proxies given by the undersigned.

Until the voting deadline, you may revoke a prior proxy vote at any time by submitting a new vote, which automatically revokes any previous vote. ONLY YOUR LATEST VOTE WILL COUNT IN THE TABULATION.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

Unless you have voted via the Internet or by telephone, please mark this GOLD proxy card on the reverse side, sign it and date it, and return it promptly in the envelope provided.

THANK YOU FOR VOTING

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GOLD PROXY CARD	GOLD PROXY CARD

We recommend that you vote AGAINST Proposal 1.

1. To adopt the Agreement and Plan of Merger, dated October 15, 2007, by and among The Doctors Company, Scalpel Acquisition Corp. and SCPIE Holdings Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

We recommend that you vote AGAINST Proposal 2.

2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger, dated October 15, 2007, by and among The Doctors Company, Scalpel Acquisition Corp. and SCPIE Holdings Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

_________________________ Signature	_______________________ Signature (Joint Owners)	_________________, 2008 Date

Please sign exactly as your name appears hereon or on proxy cards previously sent to you by the Company. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

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